FOR IMMEDIATE RELEASE:

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES FOURTH QUARTER 2009 FINANCIAL RESULTS AND
UPDATES 2010 GUIDANCE

- Conference call on Thursday, February 25, 2010, at 9:00 a.m. Central Standard Time.

HOUSTON, Texas, February 24, 2010 . . . Service Corporation International (NYSE:  SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter 2009.  Our consolidated financial statements can be found at the end of this press release.  The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenues	$531.8	$517.0	$2,053.5	$2,155.6
Operating income	$91.3	$60.9	$323.9	$292.7
Net income attributable to common stockholders	$34.3	$9.5	$123.1	$97.1
Diluted earnings per share	$.13	$.04	$.49	$.37
Earnings from continuing operations excluding special items(1)	$35.7	$22.1	$129.0	$134.2
Diluted earnings per share from continuing operations excluding special items(1)	$.14	$.09	$.51	$.51
Diluted weighted average shares outstanding	255.1	254.9	252.5	261.0
Net cash provided by operating activities	$66.8	$116.9	$372.1	$350.3
Net cash provided by operating activities excluding special items(1)	$66.8	$28.7	$372.1	$355.4

(1)
Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the headings “Non-GAAP Financial Measures” and “Cash Flow and Capital Spending”.

Highlights:

–
Diluted earnings per share from continuing operations excluding special items was $0.14 in the fourth quarter 2009 compared to $0.09 in the prior year fourth quarter.  These improvements reflect strong preneed cemetery sales production, better than expected trust fund performance, and cost reduction initiatives that contributed to enhanced operating margins.

–
Funeral gross profit increased $9.2 million, or 12.7%, and funeral gross margin percentage improved to 23.0% from 20.3% as higher average revenue per service, strong general agency revenues, and efficiencies obtained from cost control initiatives more than offset declines in funeral services performed.

–
Cemetery gross profit increased $17.1 million, or 88.6%, and cemetery gross margin percentage improved to 20.6% from 12.0% due to a significant increase in preneed cemetery property sales, substantially higher cemetery trust fund income, and reductions in costs compared to prior year levels, which were partially offset by lower atneed revenues in the fourth quarter.

–
Net cash provided by operating activities excluding special items for the quarter was $66.8 million, an increase of $38.1 million compared to the prior year.  The increase reflects greater cash realization correlating with higher earnings in the current period and the benefit from substantially funding a payroll in the third quarter.

Tom Ryan, the Company’s President and Chief Executive Officer, commented on the fourth quarter of 2009:

“We were pleased with our operating results for the fourth quarter. Our strong finish to the year was especially gratifying in light of the challenging economic conditions that existed throughout the period.  Our sales team demonstrated impressive leadership by developing dynamic market initiatives and delivering a solid performance in preneed sales that more than offset the softer atneed market.  We also improved our profit margins during the period, reflecting the continued containment of field operating expenses.  2009 was a testament to the focus, hard work, and dedication of our 20,000 employees who made this success possible.”

REVIEW OF RESULTS FOR FOURTH QUARTER AND FISCAL YEAR ENDED 2009

Consolidated Segment Results

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Funeral
Funeral atneed revenue	$229.0	$235.0	$903.8	$967.5
Funeral recognized preneed revenue	108.9	108.2	422.2	446.7
Other revenues(1)	17.4	13.2	65.8	61.5
Total funeral revenues	$355.3	$356.4	$1,391.8	$1,475.7

Gross profit	$81.7	$72.5	$305.7	$312.5
Gross margin percentage	23.0%	20.3%	22.0%	21.2%

Funeral services performed	64,472	67,683	258,044	278,165
Average revenue per funeral service	$5,240	$5,071	$5,139	$5,084

Cemetery
Cemetery atneed revenue	$60.6	$62.8	$240.7	$259.3
Cemetery recognized preneed revenue	94.0	84.5	342.3	339.6
Other revenue (2)	21.9	13.2	78.7	81.0
Total cemetery revenues	$176.5	$160.5	$661.7	$679.9

Gross profit	$36.4	$19.3	$115.5	$106.3
Gross margin percentage	20.6%	12.0%	17.5%	15.6%

(1)
Other funeral revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

(2)
Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, and interest and finance charges earned from customer receivables on preneed installment contracts.

Comparable Funeral Results

The table below details comparable funeral results of operations (“same store”) for the three months ended December 31, 2009 and 2008. We consider comparable operations to be those owned for the entire period beginning January 1, 2008 and ending December 31, 2009.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended December 31,
	2009	2008	Change
Comparable funeral revenue:
Atneed revenue	$223.5	$228.1	$(4.6)
Recognized preneed revenue	108.2	106.2	2.0
Other funeral revenue(1)	17.2	13.1	4.1
Total comparable funeral revenues	$348.9	$347.4	$1.5

Comparable gross profit	$82.2	$75.0	$7.2
Comparable gross margin percentage	23.6%	21.6%

Comparable funeral services performed:
Preneed	22,488	22,793	(305)
Atneed	40,823	42,898	(2,075)
Total	63,311	65,691	(2,380)

Comparable average revenue per funeral service	$5,239	$5,089	$150

Comparable preneed funeral production:
Sales	$113.8	$94.6	$19.2
Total preneed funeral contracts sold	19,389	16,510	2,879
Average revenue per contract sold	$5,869	$5,732	$137

(1)
Other funeral revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

–	Comparable funeral revenues increased $1.5 million, as higher average revenues per funeral service and higher General Agency revenues more than offset the decline in funeral services performed.
–
Comparable funeral gross profit increased $7.2 million, or 9.6%, and gross margin percentage increased to 23.6% compared to 21.6% in 2008 due to a decline in personnel costs related to work force initiatives and the impact of other field level cost controls, which were partially offset by higher incentive compensation expenses.

–
Comparable funeral services performed decreased 3.6%, primarily related to soft demand experienced in our relevant markets.  We believe this decline is consistent with trends experienced by other funeral service providers and industry vendors.

–
The comparable average revenue per funeral service grew 2.9% over the prior year quarter. Excluding a favorable Canadian currency impact and higher funeral trust fund income, the average revenue per funeral service grew approximately 1.2%.

–
Preneed funeral sales production increased $19.2 million, or 20.3%.  Total funeral contracts sold increased 17.4% while the average revenue per contract sold increased 2.4%.  Preneed funeral sales are deferred and recognized as revenues in the future when the funeral service is performed.

–	The cremation rate increased 140 basis points to 41.2% in the fourth quarter of 2009 compared to 39.8% for the same period of 2008.

Comparable Cemetery Results

The table below details comparable cemetery results of operations (“same store”) for the three months ended December 31, 2009 and 2008. We consider comparable operations to be those owned for the entire period beginning January 1, 2008 and ending December 31, 2009.

(Dollars in millions)	Three Months Ended December 31,
	2009	2008	Change
Comparable cemetery revenue:
Atneed revenue	$59.0	$61.2	$(2.2)
Recognized preneed revenue	93.7	84.1	9.6
Other cemetery revenue(1)	21.5	13.3	8.2
Total comparable cemetery revenues	$174.2	$158.6	$15.6

Comparable gross profit	$36.1	$19.9	$16.2
Comparable gross margin percentage	20.7%	12.5%

Comparable preneed and atneed cemetery sales production:
Property	$86.4	$64.9	$21.5
Merchandise and services	85.2	77.1	8.1
Discounts	(15.6)	(12.0)	(3.6)
Preneed and atneed cemetery sales production	$156.0	$130.0	$26.0
Recognition rate (2)	98%	112%

(1)
Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income and interest and finance charges earned from customer receivables on preneed installment contracts.

(2)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

–	Comparable atneed cemetery revenues declined $2.2 million, or 3.6%, which we believe was primarily driven by a decline in deaths in our markets.
–	Comparable recognized preneed cemetery revenues increased $9.6 million, or 11.4%, primarily as a result of strong cemetery property sales production in the current period.
–	Other cemetery revenue increased $8.2 million, or 61.7%, in the current quarter, reflecting substantially improved trust fund income over the comparable period in the prior year.
–
Cemetery gross profit increased $16.2 million, and gross margin percentage increased to 20.7% compared to 12.5% in 2008 due to the higher preneed revenues and trust fund income described above and a decline in personnel costs related to work force initiatives, partially offset by lower atneed revenues.

–
Preneed and atneed cemetery sales production increased $26.0 million, or 20.0%, primarily attributable to higher property sales resulting from strong sales initiatives coinciding with an overall improvement in the general economic climate.

Other Financial Results

–
General and administrative expenses were $33.1 million in the fourth quarter of 2009, an increase of $8.5 million compared to the fourth quarter of 2008.  The increase was primarily due to acquisition expenses related to Keystone North America and Palm Mortuaries, and higher incentive compensation expense incurred during the fourth quarter of 2009.

Cash Flow and Capital Spending

Set forth below is a reconciliation of net cash provided by operating activities excluding special items to our reported net cash provided by operating activities prepared in accordance with GAAP.  We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net cash provided by operating activities, as reported	$66.8	$116.9	$372.1	$350.3
Pension termination contribution	—	3.0	—	3.0
Net tax refund	—	(91.2)	—	(1.2)
Alderwoods transition and other costs	—	—	—	3.3
Net cash provided by operating activities excluding special items	$66.8	$28.7	$372.1	$355.4

–
Net cash provided by operating activities excluding special items was $66.8 million for the fourth quarter of 2009, up from $28.7 million in the prior year quarter.  The increase reflects greater cash realization correlating with higher earnings in the current period and the benefit from substantially funding a payroll in the third quarter.

Consistent with our financial objectives, we were successful in prudently managing our capital expenditures during the three and twelve month periods ended December 31, 2009.  A summary of our capital expenditures is set forth below:

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Capital improvements at existing locations	$10.4	$19.5	$37.4	$78.5
Development of cemetery property	6.7	18.0	30.5	55.2
Construction of new funeral home facilities and other growth	4.2	8.3	15.9	20.4
Total capital expenditures	$21.3	$45.8	$83.8	$154.1

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends.  A summary of our U.S. trust fund returns for the three and twelve months ended December 31, 2009 is set forth below:

	Three Months	Twelve Months
Preneed Funeral	4.0%	23.0%
Preneed Cemetery	4.2%	27.3%
Cemetery Perpetual Care	3.3%	22.4%
Combined Trust Funds	3.9%	24.6%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items shown above are all non-GAAP financial measures.  We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income, expense, and cash items not affecting continuing operations.  We also believe these measures help facilitate comparisons to our competitors’ operating results.

Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income attributable to common stockholders and diluted earnings per share from continuing operations excluding special items to our GAAP diluted earnings per share.  We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

	Three Months Ended December 31,
(In millions, except diluted EPS)	2009		2008
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$34.3	$.13	$9.5	$.04
After-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(3.6)	(.01)	4.6	.02
Acquisition costs	8.2	.03	—	—
Loss on early extinguishment of debt	0.3	—	—	—
Change in certain tax reserves	(3.5)	(.01)	8.0	.03
Earnings from continuing operations excluding special items	$35.7	$.14	$22.1	$.09

Diluted weighted average shares outstanding (in thousands)		255,113		254,876

	Twelve Months Ended December 31,
(In millions, except diluted EPS)	2009		2008
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$123.1	$.49	$97.1	$.37
After-tax reconciling items:
Losses on divestitures and impairment charges, net	1.8	.01	24.5	.10
Acquisition costs	8.2	.03	—	—
Gain on early extinguishment of debt	(2.1)	(.01)	—	—
Alderwoods transition and other costs	—	—	0.7	—
Change in certain tax reserves	(2.0)	(.01)	11.5	.04
Discontinued operations	—	—	0.4	—
Earnings from continuing operations excluding special items	$129.0	$.51	$134.2	$.51

Diluted weighted average shares outstanding (in thousands)		252,484		260,983

OUTLOOK FOR 2010

Fiscal 2010
Our outlook for potential earnings and cash flow in 2010 is as follows:

(In millions except per share amounts)
Diluted earnings per share from continuing operations excluding special items (1)	$.48 to $.56
Net cash provided by operating activities excluding special items (1)	$300 to $350
Capital improvements at existing facilities and cemetery development expenditures	$85 to $95

(1)
Diluted earnings per share excluding special items and Net cash provided by operating activities excluding special items are non-GAAP financial measures.  We normally reconcile these non-GAAP financial measures to diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis.  Our preliminary guidance for 2010 excludes the following because this information is not currently available:  Gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and/or cash taxes, acquisition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation.  The foregoing items, especially gains or losses associated with asset divestitures, could materially impact our forward-looking diluted EPS and net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found earlier in this press release under the heading “Non-GAAP financial measures”.

This outlook reflects management’s current views and estimates regarding future economic and financial market conditions, company performance and financial results, business prospects, the competitive environment and other events.  This outlook is subject to a number of risks and uncertainties, many of which are beyond the control of SCI, which could cause actual results to differ materially from the potential results highlighted above.  A further list and description of these risks and uncertainties and other matters can be found later in this press release under “Cautionary Statement on Forward-Looking Statements”.

Conference Call and Webcast

We will host a conference call on Thursday, February 25, 2010, at 9:00 a.m. Central Standard Time.  A question and answer session will follow a brief presentation made by management.  The conference call dial-in number is (617) 213-8066 with the passcode of 31959512. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com.  A replay of the conference call will be available through March 4, 2010 and can be accessed at (617) 801-6888 with the passcode of 27201005.  Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf.  Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•
Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, access to capital markets, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, and negative currency translation effects.

•	Changes in operating conditions such as supply disruptions and labor disputes.
•
Our inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy costs (e.g., electricity, natural gas and fuel oil), costs of other materials, employee-related costs or other factors.

•	Our inability to complete acquisitions, divestitures or strategic alliances as planned or to realize expected synergies and strategic benefits.
•
The outcomes of pending lawsuits, proceedings, and claims against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.

•	Allegations regarding compliance with laws, regulations, industry standards, and customs regarding funeral or burial procedures and practices.
•	The amounts payable by us with respect to our outstanding legal matters exceeding our established reserves.
•	Amounts that we may be required to replenish into our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements.
•
The outcome of pending Internal Revenue Service audits.  We maintain accruals for tax liabilities which relate to uncertain tax matters.  If these tax matters are unfavorably resolved, we will make any required payments to tax authorities. While such payments would affect our cash flow, we do not believe it would impair our ability to service debt or our overall liquidity.  If these tax matters are favorably resolved, the accruals maintained by us will no longer be required, and these amounts will be released through the tax provision at the time of resolution.

•
Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures, and local economic conditions.

•	Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting, and trusting policies.
•	Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.
•	Our ability to successfully access surety and insurance markets at a reasonable cost.
•	Our ability to successfully leverage our substantial purchasing power with certain of our vendors.
•
The effectiveness of our internal control over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain an unqualified attestation report of our auditors regarding the effectiveness of our internal control over financial reporting.

•	The possibility that restrictive covenants in our credit agreement and privately placed debt securities may prevent us from engaging in certain transactions.
•
Our ability to buy our common stock under our share repurchase programs, which could be impacted by, among others, restrictive covenants in our bank agreements, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.

•	The financial conditions of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
•	Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future goodwill impairments.
•	Changes in our funeral and cemetery trust funds, investments in equity securities, fixed income securities, and mutual funds could be significantly negatively impacted by the weakened economy.
•	Failure to consummate the acquisition of Keystone.
•
Failure to realize the anticipated benefits and/or successful implementation of the acquisition of Keystone, which could prove to be disruptive and could result in the combined business failing to meet our expectations.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2009 Annual Report on Form 10-K, which we anticipate filing by February 25, 2010.  Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services.  At December 31, 2009, we owned and operated 1,254 funeral homes and 372 cemeteries (of which 212 are combination locations) in 43 states, eight Canadian provinces, the District of Columbia and Puerto Rico.  Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction.  For more information about Service Corporation International, please visit our website at www.sci-corp.com.  For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young – Director / Investor Relations	(713) 525-9088
Media:	Lisa Marshall – Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenues	$531,759	$516,950	$2,053,520	$2,155,622
Costs and expenses	(413,683)	(425,205)	(1,632,336)	(1,736,851)
Gross profit	118,076	91,745	421,184	418,771

General and administrative expenses	(33,077)	(24,607)	(102,290)	(87,447)
Gains (losses) on divestitures and impairment charges, net	5,533	(7,401)	4,253	(36,124)
Other operating income	740	1,200	740	(2,528)
Operating income	91,272	60,937	323,887	292,672

Interest expense	(35,542)	(33,672)	(128,981)	(134,274)
(Loss) gain on early extinguishment of debt	(776)	—	3,146	—
Other (expense) income, net	(114)	1,456	1,316	4,897
Income from continuing operations before income taxes	54,840	28,721	199,368	163,295
Provision for income taxes	(20,269)	(19,193)	(76,275)	(65,717)
Income from continuing operations	34,571	9,528	123,093	97,578
Loss from discontinued operations	—	—	—	(362)
Net income	34,571	9,528	123,093	97,216
Net (income) loss attributable to noncontrolling interests	(269)	—	5	(133)
Net income attributable to common stockholders	$34,302	$9,528	$123,098	$97,083

Basic earnings per share:
Income from continuing operations attributable to common stockholders	$.14	$.04	$.49	$.38
Net income attributable to common stockholders	$.14	$.04	$.49	$.38
Diluted earnings per share:
Income from continuing operations attributable to common stockholders	$.13	$.04	$.49	$.37
Net income attributable to common stockholders	$.13	$.04	$.49	$.37

Basic weighted average number of shares	253,704	253,942	251,709	258,106
Diluted weighted average number of shares	255,113	254,876	252,484	260,983

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED BALANCE SHEET
(In thousands, except share amounts)

	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$179,745	$128,397
Receivables, net	92,228	96,145
Deferred tax asset	51,534	79,571
Inventories	31,117	31,603
Current assets held for sale	1,197	1,279
Other	21,640	18,515
Total current assets	377,461	355,510
Preneed funeral receivables, net and trust investments	1,356,353	1,191,692
Preneed cemetery receivables, net and trust investments	1,382,717	1,062,952
Cemetery property, at cost	1,489,065	1,458,981
Property and equipment, net	1,591,074	1,567,875
Non-current assets held for sale	80,901	97,512
Goodwill	1,201,332	1,178,969
Deferred charges and other assets	522,389	452,634
Cemetery perpetual care trust investments	889,689	744,758
	$8,890,981	$8,110,883
Liabilities & Equity
Current liabilities:
Accounts payable and accrued liabilities	$312,821	$294,859
Current maturities of long-term debt	49,957	27,104
Current liabilities held for sale	501	465
Income taxes	2,236	4,354
Total current liabilities	365,515	326,782
Long-term debt	1,840,532	1,821,404
Deferred preneed funeral revenues	596,966	588,198
Deferred preneed cemetery revenues	817,543	771,117
Deferred income taxes	246,730	288,677
Non-current liabilities held for sale	68,332	75,537
Other liabilities	380,263	356,090
Deferred preneed funeral and cemetery receipts held in trust	2,201,403	1,817,665
Care trusts’ corpus	890,909	772,234

Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 254,027,384 and 249,953,075 shares issued, respectively, 254,017,384 and 249,472,075 shares outstanding, respectively	254,017	249,472
Capital in excess of par value	1,735,493	1,733,814
Accumulated deficit	(603,876)	(726,756)
Accumulated other comprehensive income	97,142	36,649
Total common stockholders’ equity	1,482,776	1,293,179
Noncontrolling interests	12	—
Total Equity	1,482,788	1,293,179
	$8,890,981	$8,110,883

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2009	2008
Cash flows from operating activities:
Net income	$123,093	$97,216
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	—	362
Gain on early extinguishment of debt, net	(3,146)	—
Depreciation and amortization	111,102	114,157
Amortization of intangible assets	21,698	23,636
Amortization of cemetery property	30,664	32,690
Amortization of loan costs	7,575	3,573
Provision for doubtful accounts	11,351	9,243
Provision for deferred income taxes	57,866	109,118
(Gains) losses on divestitures and impairment charges, net	(4,253)	36,124
Share-based compensation	9,684	9,970
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Increase in receivables	(8,245)	(409)
Decrease in other assets	11,161	26,100
Increase (decrease) in payables and other liabilities	30,899	(143,956)
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables and trust investments	18,963	7,271
Increase in deferred preneed funeral revenue	92	23,785
Decrease in funeral deferred preneed funeral receipts held in trust	(22,558)	(23,334)
Effect of preneed cemetery production and deliveries:
(Increase) decrease in preneed cemetery receivables and trust investments	(41,427)	36,333
Increase in deferred preneed cemetery revenue	24,999	11,408
Decrease in cemetery deferred preneed cemetery receipts held in trust	(11,702)	(22,388)
Other	4,254	(585)
Net cash provided by operating activities	372,070	350,314
Cash flows from investing activities:
Capital expenditures	(83,790)	(154,101)
Acquisitions	(84,932)	(8,828)
Proceeds from divestitures and sales of property and equipment	32,696	32,543
Net deposits of restricted funds and other	(16,459)	(21,741)
Net cash used in investing activities from continuing operations	(152,485)	(152,127)
Net cash provided by investing activities from discontinued operations	—	858
Net cash used in investing activities	(152,485)	(151,269)
Cash flows from financing activities:
Payments of Debt	(269,172)	(112,302)
Principal payments on capital leases	(24,288)	(25,851)
Proceeds from the issuance of long-term debt	150,000	82,133
Debt issuance costs	(8,146)	—
Proceeds from exercise of stock options	17,407	14,812
Purchase of Company common stock	—	(142,155)
Payments of dividends	(40,195)	(41,501)
Bank overdrafts and other	(4,036)	(5,779)
Net cash used in financing activities	(178,430)	(230,643)
Effect of foreign currency	10,193	(8,599)
Net increase (decrease) in cash and cash equivalents	51,348	(40,197)
Cash and cash equivalents at beginning of period	128,397	168,594
Cash and cash equivalents at end of period	$179,745	$128,397